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                                                                    Exhibit 10.8

                          PATENT APPLICATION ASSIGNMENT

                                                              Docket 1699B-22130

         WHEREAS, I, JOHN M. HOPKINS, a citizen of the United States, residing at 451 North 150 East, Orem, Utah 84057, have invented new and useful improvements in a

                          CARPET AND UPHOLSTERY CLEANER

for which application is being made for Letters Patent, said application being executed by me and filed March 18, 1996 and further being identified by S.N. 60/013,909.

         WHEREAS, VENTURI TECHNOLOGY ENTERPRISES, INC., a corporation of the State of Nevada, having a correspondence address of 1327 N. State, Orem, Utah 84057, is desirous of acquiring my entire right, title and interest in said application and my Letters Patent which may issue thereon.

         NOW THEREFORE, be it known by all whom it may concern that for and in consideration of One Dollar ($1.00), the receipt of which is hereby acknowledged, and other good and valuable consideration, I hereby assign to said corporation, both in and for the territory of the United States of America and the entire world, all my title and interest in and to said invention, patent application and any patent which may issue thereon, including all divisions, continuations, reissues, continuations-in-part and substitutions thereof, plus all priority rights for patent applications foreign to the United States of America.

         I further hereby assign and transfer to said corporation whatever cause of action I may have for past or present infringement of said invention, together with the right to bring suit for any such infringement and to seek and receive damages and other relief arising from any such infringement.

         I HEREBY covenant and agree that I will at any time, upon the request and at the expense of said corporation, execute and deliver any and all papers and do all lawful acts that may be necessary or desirable to perfect the title and said invention, applications and patents, and I authorize the Commissioner of Patents and Trademarks to issue Letters Patent to said corporation.

         IN TESTIMONY WHEREOF, I execute this Agreement on the 22nd day of December, 1997.


                                              /s/ John M. Hopkins
                                              ----------------------------------
                                              JOHN M. HOPKINS

STATE OF UTAH
COUNTY OF UTAH

         Before me personally appeared the above identified individual and acknowledged the foregoing assignment to be his voluntary act and deed on the 22nd day of December, 1997.


                                              /s/ Vickie F. Johnson
                                              ----------------------------------
[NOTARY PUBLIC]                               Notary Public in and for
                                              State of Utah
                                              My Commission Expires: 5-15-2001